EXHIBIT 1.1
[2,750,000] Shares
AVALON PHARMACEUTICALS, INC.
Common Stock
UNDERWRITING AGREEMENT
                    ,
W. R. HAMBRECHT + CO., LLC
LEGG MASON WOOD WALKER INCORPORATED
SUSQUEHANNA FINANCIAL GROUP, LLLP
     As representatives of the several Underwriters
          named in Schedule I hereto
          c/o W.R. Hambrecht + Co., LLC
          539 Bryant Street, Suite 100
          San Francisco, CA 94107
Ladies and Gentlemen:
     Avalon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of [2,750,000] shares (the “Firm Shares”) of the common stock, $.01 par value per share, of the Company (“Common Stock”). The Company also proposes to sell to the several Underwriters, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional [412,500] shares of Common Stock (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Shares”.
     The Company confirms as follows its agreements with the Representatives and the several other Underwriters.
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that, as of the date hereof and as of the Closing Date and each Option Closing Date, if any:

          (i) A registration statement on Form S-1 (Registration No. 333-124565) in respect of the Shares and one or more pre-effective amendments thereto (together, the “Initial Registration Statement”) have been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information from the Company has been complied with in all material respects; any preliminary prospectus included in the Initial Registration Statement, as originally filed or as part of any amendment thereto, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all schedules and exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”; and all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”);
          (ii) (1) at the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Date (as defined herein) (and, if any Option Shares are purchased, at each Option Closing Date) (as defined herein)), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Date (and, if any Option Shares are purchased, at each Option Closing Date), neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (1) and (2) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by any Underwriter through W.R. Hambrecht + Co., LLC, expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by any Underwriter is that described as such in Section 8(b). To the Company’s knowledge after inquiry, no order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission;
     Each Preliminary Prospectus and the Prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the requirements of the Securities Act and the Rules and Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;
          (iii) The Company has filed a registration statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to register the Common Stock, and such registration statement has become effective;
          (iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a material adverse effect on the Company;
          (v) As of the date of this Agreement, the Company has an authorized capitalization as set forth (on an actual basis) in the section of the Prospectus entitled “Capitalization” and, as of the Closing Date, the Company shall have an authorized capitalization as set forth (on a pro forma basis) in the section of the Prospectus entitled “Capitalization” and as set forth in the section of the Prospectus entitled “Description of Capital Stock.” As of the date of this Agreement, and as of the Closing Date, all of the issued and outstanding shares of capital stock of the Company have been (and, assuming the payment by the Underwriters of the consideration for the Shares in accordance with the terms of this Agreement, will be) duly and validly authorized and issued, are (and, assuming the payment by the Underwriters of the consideration for the Shares in accordance with the terms of this Agreement, will be) fully paid and non-assessable and conform (and will conform) to the descriptions thereof contained in the Prospectus; and none of the issued and outstanding shares of capital stock of the Company are (or will be) subject to any preemptive or similar rights. On or prior to the Closing Date, all outstanding shares of the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock shall convert into the number of shares of Common Stock, and shall convert in the manner, set forth in the Prospectus; and prior to the date of this Agreement, the Company has duly effected and completed a 1 for 5 reverse stock split of the Common Stock followed by a subsequent 1 for 1.6 reverse stock split of the Common Stock in the manner set forth in the Registration Statement;
          (vi) The Shares have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Prospectus; and the issuance of such Shares is not subject to any preemptive or similar rights;
          (vii) This Agreement has been duly authorized, executed and delivered by the Company;
          (viii) The issuance and sale of the Shares, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or as otherwise have been obtained;
          (ix) Ernst & Young LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Prospectus, are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations. The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the financial position, results of operations and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the selected financial data and the summary financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement.

          (x) The Company has not sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company; (2) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, prospects, management, financial position, shareholders’ equity or results of operations of the Company (collectively, a “Material Adverse Effect”); (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company, other than in the ordinary course of business, which are material to the Company; and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Prospectus;
          (xi) The Company is not (1) in violation of its certificate of incorporation or bylaws; or (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company; or (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company; or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company is a party or by which it or its properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;
          (xii) The Company has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company;
          (xiii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

          (xiv) The Company possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by it, except where the failure to so possess would not have a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or material modification of any such Permits, which, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect;
          (xv) The Company owns or possesses, or can acquire on reasonable terms, all licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, patents and patent rights (collectively “Intellectual Property”) material to carrying on its business as described in the Prospectus, and the Company has not received any correspondence related to, or notice of, infringement of or conflict with asserted rights of others with respect to any Intellectual Property which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect;
          (xvi) (1) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or its product candidates have participated (“Company Studies”) that are described in the Prospectus or the results of which are referred to in the Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures; the descriptions in the Prospectus of the results of such studies and tests are accurate in all material respects, fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are materially inconsistent with or otherwise materially call into question the results described or referred to in the Prospectus; the Company has operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration (collectively, the “Regulatory Authorities”); and except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any notice or other correspondence from any Regulatory Authority or any other governmental agency requiring the termination, suspension or material modification of any Company Studies that are described in the Prospectus or the results of which are referred to in the Prospectus.
               (2) A. The Company has no evidence that the report (“Report”) entitled “Ascending Dose Tolerance and Pharmacokinetic Study of VX-944 in Healthy Male Volunteers” which study was conducted from October 7, 2002 through December 23, 2002 at Invaresk Research, Edinburgh, Scotland (“Phase I Trial”) under the direction of S.

Freeston, MD, FRCPE, FFPM (“Clinical Investigator”) is not a true, accurate and complete report of the Phase I Trial.
                    B. To the Company’s knowledge after inquiry, the Phase I Trial was conducted in full compliance with (i) all relevant laws in force in the United Kingdom (“UK”) governing Phase I clinical trials on human beings; (ii) Good Clinical Practice guidelines (GCP) and the World Medical Association Declaration of Helsinki; and (iii) all relevant International Conference on Harmonization Harmonized Tripartite Guidelines governing clinical trials on human subjects.
                    C. The Company owns all the rights to the Phase I Trial and the Report, and has the right to use the studies and reports listed on the schedule (“Schedule”) entitled VX-944 Due Diligence, VX-944 Study Reports and Research Data Summaries (“Studies and Reports”) and all of the data collected in connection therewith, including the right to submit them and any data relating to them to any regulatory agency in support of any application to conduct clinical trials or in order to obtain marketing approvals.
                    D. No claims or complaints have been received by the Company from any of the subjects who participated in the Phase I Trial or their representatives. No such claims or complaints were received by Vertex Pharmaceuticals, Inc. (“Vertex”) through February 28, 2005, and, to the Company’s knowledge after inquiry, no such complaints have been received by Vertex through the date hereof.
                    E. The Company has all of the information required under Section 21 CFR 312.120 “Foreign Studies Not Conducted Under an IND” and meets all the criteria required under such Section 312.120 so that the Phase I Trial will be accepted by the U.S. Food and Drug Administration (“FDA”) to support an Investigational New Drug application (“IND”) or a New Drug Application.
                    F. To the Company’s knowledge after inquiry, the Phase I Trial constitutes the only human experience with VX-944; there are no INDs or other applications in effect authorizing experimental use of VX-944 in any jurisdiction and VX-944 has never been approved for marketing or withdrawn from marketing in any jurisdiction for reasons relating to safety or effectiveness.
                    G. No services of any clinical investigator listed on the FDA’s list of debarred persons were used in connection with the preparation, conduct or reporting the results of the Phase I Trial or any of the Studies or Reports.
          (xvii) No material labor dispute with the employees of the Company exists, or, to the knowledge of the Company, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, individually or in the aggregate, may reasonably be expected to result in a Material Adverse Effect;

          (xviii) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that either it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company;
          (xix) The Company has implemented disclosure controls and other procedures as defined in Rule 13a-14 of the Exchange Act that are designed to provide reasonable assurances that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate, to allow timely decisions regarding required disclosure. The Company makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company.
          (xx) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;
          (xxi) The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.
          (xxii) Except as set forth in this Agreement, the Company is not a party to any contract, agreement or understanding with any person that could give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
          (xxiii) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions.
          (xxiv) The Shares have been duly listed, and admitted and authorized for trading, subject only to official notice of issuance, on [the National Association of Securities Dealers Automated Quotations National Market (“NASDAQ”) and on Tier 1 of the Pacific Exchange (“PCX”)]. The Company has taken all necessary actions to ensure that it is and will be in compliance in all material respects with all applicable corporate governance requirements set forth in the [Nasdaq Marketplace Rules and the PCX listing standards and continued listing requirements applicable to Tier 1 companies], that are then in effect and is actively taking all reasonably appropriate steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the [Nasdaq Marketplace Rules and the PCX standards applicable to Tier 1 companies] not currently in effect upon the effectiveness of such requirements.
          (xxv) All United States federal income tax returns of the Company required by law to be filed through the date hereof have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company has filed all other tax returns that are required to have been filed by it through the date hereof pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided;
          (xxvi) There are no contracts or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required;
          (xxvii) Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable, and the Company has obtained the written consent to the use of such data from such sources to the extent required;
          (xxviii) The Company is not in violation of any statute or any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, production, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any substance that is regulated, listed or defined pursuant to any environmental laws, is not liable for any off-site disposal or contamination pursuant to any environmental laws, or is not subject to any claim relating to any environmental laws, except for such violations, contamination, liabilities or claims, which individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim;
          (xxix) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), except to the extent that failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption;
          (xxx) Except as set forth in the Prospectus, there are no persons with registration rights or other similar rights to have securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
          (xxxi) The Company is not and, after giving effect to the offering and sale of the Shares as contemplated herein and the application of the net proceeds therefrom as described in the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (xxxii) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee of affiliate of the Company is aware of or has taken any action, directly or indirectly, that violates the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and the Company has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;
          (xxxiii) The operations of the Company have been conducted at all times in material compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended (collectively, the “Money Laundering Laws”) and no action suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

          (xxxiv) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;
          (xxxv) The Company has not distributed any offering materials in connection with the offering and sale of the Shares, other than the Registration Statement, any Preliminary Prospectus, the Prospectus or any other offering materials permitted by the Securities Act and approved by the Representatives; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares; and
          (xxxvi) Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $___(the “Purchase Price”), the number of Firm Shares as set forth opposite the name of such Underwriter in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Shares shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.
          The Company hereby grants to the Underwriters the right to purchase at their election up to [412,500] Option Shares, at the Purchase Price, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares. Shares of Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Shares set forth opposite the name of such Underwriters in Schedule 1 hereto. The Underwriters may exercise their option to acquire Option Shares in whole or in part from time to time only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representatives but in no event earlier than the Closing Date or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date on which the option shall have been exercised.
     3. It is understood that the several Underwriters propose to offer the Firm Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

     4. The Company will deliver the Firm Shares to the Representatives through the facilities of DTC unless otherwise instructed by the Representatives for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account or accounts designated by the Company, drawn to the order of the Company, at the office of W.R. Hambrecht + Co., LLC (“Hambrecht”), at 7:00 A.M., San Francisco time, on [CLOSING DATE] 539 Bryant Street, Suite 100, San Francisco, CA 94107, or at such other time not later than seven full business days thereafter as Hambrecht and the Company determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Shares. The certificates for the Firm Shares so to be delivered will be in definitive or book entry form, in such denominations and registered in such names as the Representatives request and will be made available for checking and packaging at the above office of DTC or its designated custodian unless the Representatives shall otherwise instruct the Company at least 24 hours prior to the Closing Date.
          Each time for the delivery of and payment for the Option Shares, being herein referred to as an “Option Closing Date,” which may be the Closing Date, shall be determined by the Representatives and the Company, but shall not be later than five (5) business days after written notice of election to purchase the Option Shares is given. The Company will deliver the Option Shares being purchased on each Option Closing Date to the Representatives through the facilities of DTC unless otherwise instructed by the Representatives for the accounts of the Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account or accounts designated by the Company, drawn to the order of the Company, at the above office of Hambrecht, at 7:00 A.M., San Francisco time on the applicable Option Closing Date. The certificates for the Option Securities so to be delivered will be in definitive or book entry form, in such denominations and registered in such names as the Representatives request, upon reasonable notice prior to such Option Closing Date, and will be made available for checking and packaging at the above office of DTC or its designated custodian at least 24 hours prior to such Option Closing Date, unless the Representatives shall otherwise instruct the Company within a reasonable time in advance of such Option Closing Date.
     5. The Company covenants and agrees with each of the Underwriters as follows:
          (a) The Company, subject to Section 5(b), will comply with the requirements of Rule 430A under the Securities Act, and will notify the Representatives promptly (i) when any post-effective amendment to the Registration Statement has become effective, or any supplement to the Prospectus or any amended prospectus has been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will file the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as required under Rule 430A(a)(3). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to use its best efforts to obtain its withdrawal.
          (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) under the Securities Act), or any amendment, supplement or revision to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
          (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that nothing in this Section 5(c) shall require the Company to qualify as a foreign corporation in any jurisdiction in which it is not already so qualified, or to file a general consent to service of process in any jurisdiction.
          (d) The Company has furnished or will deliver to the Representatives, without charge, four signed copies of the Initial Registration Statement as originally filed, any Rule 462(b) Registration Statement and of each amendment to each (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also, upon your request, deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (e) The Company has delivered or will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, prior to 5:00 P.M. on the business day next succeeding the date of this Agreement and from time to time thereafter during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
          (f) The Company will comply with the Securities Act and the Rules and Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered in connection with sales of the Shares under the Securities Act, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Rules and Regulations, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company will provide the Representatives with notice of the occurrence of any event during the period specified above that may give rise to the need to amend or supplement the Registration Statement or the Prospectus as provided in the preceding sentence promptly after the occurrence of such event.
          (g) The Company will make generally available (within the meaning of Section 11(a) of the Securities Act) to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.
          (h) The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the heading “Use of Proceeds.”
          (i) The Company will use its reasonable best efforts to effect the inclusion for quotation of the Common Stock (including the Shares) on [NASDAQ and Tier 1 of the PCX].
          (j) During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of Hambrecht, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (1) the Shares to be sold hereunder; (2) the issuance of restricted stock or options to acquire shares of Common Stock granted pursuant to the Company’s benefit plans existing on the date hereof that are referred to in the Prospectus, as such plans may be amended; or (3) the issuance of shares of Common Stock upon the exercise of any such options or any warrants outstanding on the date of this Agreement.
          (k) The Company, during the period when the Prospectus is required to be delivered in connection with sales of the Shares under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.
          (l) The Company will file with the Commission such information on Form 10-Q or Form 10-K as may be required pursuant to Rule 463 under the Securities Act.
          (m) During a period of five years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to shareholders generally, and to deliver to you as soon as they are available, copies of any reports and financial statements filed with the Commission or any national securities exchange on which any class of securities of the Company is listed.
          (n) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company will file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.
     6. The Company covenants and agrees with the several Underwriters that, whether or not the transactions contemplated by this Agreement are consummated, (a) the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the fees, disbursements and expenses of the Company’s counsel, accountants and other advisors; (ii) filing fees and all other expenses in connection with the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or producing this Agreement, closing documents (including any compilations thereof) and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(c), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (v) all fees and expenses in connection with listing the Common Stock (including the Shares) on [NASDAQ and Tier 1 of the PCX]; (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vii) all fees and expenses in connection with the preparation, issuance and delivery of the certificates representing the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; (viii) the cost and charges of any transfer agent or registrar; and (ix) the transportation and other expenses incurred by the Company in connection with presentations to prospective purchasers of Shares.
     7. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or each Option Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 5(a); if the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any state securities commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.
          (b) The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be.
          (c) (i) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) there shall not have been any change in the capital stock or long-term debt of the Company; and (2) there shall not have been any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.
          (d) the Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, (i) a certificate of two executive officers of the Company, at least one of whom has specific knowledge about the Company’s financial matters, satisfactory to the Representatives, to the effect (1) set forth in Sections 7(b) (with respect to the respective representations, warranties, agreements and conditions of the Company); (2) that none of the situations set forth in clause (i) or (ii) of Section 7(c) shall have occurred; and (3) that no stop order suspending the effectiveness of the Registration Statement has been issued and to the knowledge of the Company, no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;
          (e) On the Closing Date or Option Closing Date, as the case may be, Hogan & Hartson L.L.P., counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-1 hereto.
          (f) On the Closing Date or Option Closing Date, as the case may be, Carella, Byrne, Bain, Gilfillan, Cecchi, Stewart & Olstein, a Professional Corporation, intellectual property counsel for the Company, shall have furnished to the Representatives their favorable written opinion, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A-2 hereto.
          (g) On the effective date of the Registration Statement and, if applicable, the effective date of the most recently filed post-effective amendment to the Registration Statement, Ernst & Young LLP shall have furnished to the Representatives a letter, dated the effective date of such Registration Statement or post effective amendment, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.
          (h) On the Closing Date or Option Closing Date, as the case may be, the Representatives shall have received from Ernst & Young LLP a letter, dated the Closing Date or such Option Closing Date, as the case may be, to the effect that they reaffirm the statements made in the letter or letters furnished pursuant to Section 7(g).
          (i) On the Closing Date or Option Closing Date, as the case may be, Venable LLP, counsel for the Underwriters, shall have furnished to the Representatives their favorable opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
          (j) The Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, shall have been approved for quotation on [NASDAQ and on Tier 1 of the PCX], subject to official notice of issuance.
          (k) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and conditions.

          (l) The Representatives shall have received “lock-up” agreements, each substantially in the form of Exhibit B hereto, from all the shareholders, officers and directors of the Company and such agreements shall be in full force and effect on the Closing Date or Option Closing Date, as the case may be.
          (m) On or prior to the Closing Date or Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives shall reasonably request.
          If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated, subject to the provisions of Section 11, by the Representatives by notice to the Company at any time at or prior to the Closing Date or Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party, except as provided in Section 11.
     8. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter is the information described as such in Section 8(b) below; and provided, further, that the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) with respect to any Preliminary Prospectus to the extent any such loss, liability, claim, damage or expense of such Underwriter results from the fact such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Securities Act if the

Company has previously furnished copies thereof to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (or the Prospectus as amended or supplemented).
          (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement, as originally filed or any amendment thereof, the Registration Statement, or any post-effective amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in strict conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus in the subsection entitled “Underwriting” furnished on behalf of each Underwriter: first paragraph in the subsection entitled “Commissions and Discounts,” the line item entitled “Underwriting Discount” in the table in the section entitled “Commissions and Discounts,” the last sentence in the paragraph immediately following such table and the balance thereafter of the section entitled “Underwriting” excluding the subsections entitled “Over-Allotment Option,” “Lock-Up Agreements” and “Indemnity.”
          (c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8), except to the extent that it is materially prejudiced by such failure; provided further that the failure to so notify the indemnifying party shall not relieve it of any liability which it might have to an indemnifying party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and jointly with any other indemnifying party similarly notified, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party). Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after receiving notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded, upon advice of counsel, that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel, in the event of indemnified parties under Section 8(a), shall be selected by Hambrecht and under Section 8(b), shall be selected by the Company. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the

Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
          The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.
          No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the parties to this Agreements contained in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     9. If any Underwriter or Underwriters default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, as the case may be, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date, as the case may be. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur exceeds 10% of the total number of Shares that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate, subject to the provisions of Section 11, without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 11. Nothing herein will relieve a defaulting Underwriter from liability for its default.
          In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 9.
     10. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to any Option Shares which have yet to be purchased) may be terminated, subject to the provisions of Section 11, in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, (a) trading generally on the American Stock Exchange or the New York Stock Exchange or in the NASDAQ [or on the PCX] shall have been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, (b) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York or Maryland shall have been declared by Federal, New York State or Maryland State authorities or a new restriction materially adversely affecting the distribution of the Firm Shares or the Option Shares, as the case may be, shall have become effective, or (d) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof, terrorist act or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares to be delivered on the Closing Date or Option Closing Date, as the case may be, or to enforce contracts for the sale of the Shares.
          If this Agreement is terminated pursuant to this Section 10, such termination will be without liability of any party to any other party except as provided in Section 11 hereof.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Shares. If this Agreement is terminated pursuant to Section 7, 9 or 10 or if for any reason the purchase of any of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 6, the respective obligations of the Company and the Underwriters pursuant to Section 8 and the provisions of Sections 11, 12 and 15 shall remain in effect and, if any Shares have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 5 shall also remain in effect. If this Agreement shall be terminated by the Underwriters, or any of them, under Section 7 or otherwise because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.
     12. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters, the officers and directors of the Company referred to herein, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign by reason merely of such purchase.
     13. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o W.R. Hambrecht + Co., LLC, 539 Bryant Street, Suite 100, San Francisco, CA 94107; Attention: Harrison Clay, Esq. Notices to the Company shall be given to it at Avalon Pharmaceuticals, Inc., 20358 Seneca Meadows Parkway, Germantown, Maryland 20876; Attention: Chief Executive Officer.
     14. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAWS.
     16. The parties hereby submit to the jurisdiction of and venue in the state and federal courts located in the State of Maryland in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and the Underwriters.

Very truly yours, AVALON PHARMACEUTICALS, INC.
By:
Name:
Title:

Accepted as of the date hereof:
W.R. HAMBRECHT + CO., LLC
LEGG MASON WOOD WALKER, INCORPORATED
SUSQUEHANNA FINANCIAL GROUP, LLLP

By:	W.R. HAMBRECHT + CO., LLC

By:

Title:
For themselves and as Representatives of the
other Underwriters named in Schedule I hereto

SCHEDULE I

Number of Firm Shares
Underwriter	to be Purchased

W.R. Hambrecht + Co., LLC
Legg Mason Wood Walker, Incorporated
Susquehanna Financial Group, LLLP

Total:	[2,750,000]

EXHIBIT A-1
OPINION OF COUNSEL TO THE COMPANY
a.	The Company is validly existing as a corporation and in good standing as of the date of the certificate specified in paragraph ___on Schedule ___, under the laws of the State of Delaware. The Company is authorized to transact business as a foreign corporation in the State of Maryland as of the date of the certificate set forth in paragraph ___on Schedule ___.

b.	The authorized, issued and outstanding capital stock of the Company as of [●], 2005 was as set forth under the caption “Capitalization” in the Prospectus (on an actual basis only). All shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company (collectively, the “Capital Stock”) shown as issued and outstanding on an actual basis under said caption are duly authorized and, assuming the receipt of consideration therefor as provided in resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable. Pursuant to a Certificate of Amendment filed on August 15, 2005, the Company effected a 1 for 5 split of its Common Stock (and a proportionate adjustment to the conversion prices of its Preferred Stock) and pursuant to a Certificate of Amendment filed on August 30, 2005, the Company effected a 1 for 1.6 split of its Common Stock (and a proportionate adjustment to the conversion prices of its Preferred Stock). To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or to subscribe for, any shares of stock or other securities of the Company, except as described in the Prospectus. No holder of outstanding shares of Capital Stock of the Company has (i) any statutory preemptive right under the Delaware General Corporation Law or, (ii) to our knowledge and except as has been effectively waived, any contractual right to subscribe for any of the Shares or to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration of any shares of Common Stock or other securities of the Company.

c.	The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

d.	When issued in accordance with the provisions of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable. The form of certificate evidencing the Shares complies with the requirements of Section 158 of the Delaware General Corporation Law.

e.	The Registration Statement has become effective under the Securities Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

f.	The Registration Statement and the Prospectus (except for the financial statements and supporting schedules included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder.

g.	The information in the Prospectus under the captions “Description of Securities” and “Shares Available for Future Sale”, to the extent that such information constitutes matters of law or legal conclusions, has been reviewed by us, and is accurate in all material respects. The Common Stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption “Description of Securities — Common Stock.”

h.	The execution, delivery and performance on the date hereof by the Company of the Underwriting Agreement do not: (i) violate the Delaware General Corporation Law, the Second Amended and Restated Certificate of Incorporation of the Company or the Bylaws of the Company, (ii) violate any provision of Applicable Federal Law or Applicable State Law, or (iii) breach or constitute a default under any agreement or contract to which the Company is a party filed as an exhibit to the Registration Statement (except that we express no opinion as to financial covenants in such agreements and contracts).

i.	No approval or consent of, or registration or filing with, any federal agency or Maryland State government agency or the Office of the Secretary of the State of Delaware is required to be obtained or made by the Company under Applicable Federal Law, Applicable State Law or Delaware General Corporation Law in connection with the execution and delivery by the Company of the Underwriting Agreement, except such as have been obtained or made.

j.	The Shares have been authorized for quotation on the [Nasdaq National Market/ Pacific Exchange].

k.	The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act.

l.	The statements in the Prospectus under the caption “Business — Government Regulation and Approval,” insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such caption.
          In addition, the Company shall have requested and caused counsel for the Company to have furnished the Representatives a letter, dated the Closing Date and addressed to the Representatives, to the effect that while such counsel has not undertaken to verify independently factual matters set forth in the Registration Statement or Prospectus, and does not assume any responsibility for, the accuracy, completeness, or fairness of the statements in the Registration Statement or the Prospectus (except to the extent set forth in the first sentence of paragraph (g) and paragraph (l) of the foregoing opinion), on the basis of conferences with officers and other representatives of the Company, with representatives of the independent public accountants and with the Underwriters and their representatives, and in such counsel’s capacity as counsel to the Company in connection with the Registration Statement, no facts have come to the attention of such counsel that cause it to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) there are any legal or governmental proceedings pending or threatened against the Company that are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein, or (iii) there are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or referred to therein or so filed; provided that in making the foregoing statements, such counsel shall not express any belief with respect to patent matters or with respect to the financial statements and supporting schedules and other financial, statistical or accounting information and data contained in or omitted from the Registration Statement or the Prospectus.

EXHIBIT A-2
OPINION OF INTELLECTUAL PROPERTY COUNSEL TO THE COMPANY
a.	To our knowledge the Company owns, or has obtained licenses for the patents or patent applications described in the Prospectus as being owned or licensed by the Company. We have no knowledge of any pending or threatened action, suit or proceeding or asserted claim by others challenging the Company’s ownership or license to such patents or patent application, or the validity or enforceability of any granted patents described in the Prospectus as being owned by or licensed to the Company.

b.	The information in the Prospectus contained in the first two paragraphs under the caption “Business — Intellectual Property and Patents” accurately describes in all material respects the patents and patent applications described in the Prospectus as being owned or licensed by the Company.

c.	We have no knowledge that (a) there is infringement by third parties of any granted patents described in the Prospectus as being owned by or licensed to the Company, (b) there is a pending or threatened action, suit, or proceeding or asserted claim by others challenging the Company’s rights in or to patent applications or patents described in the Prospectus as being owned by or licensed to the Company (c) except for letters notifying the Company of the existence of certain patents and/or patent applications (attached hereto as Exhibit ___), there is a pending or threatened action, suit or proceeding or asserted claim by others that the Company is infringing or otherwise violating any patent, trademark, copyright or trade secret rights of others.

d.	We have no knowledge that the Registration Statement and the Prospectus insofar as they relate to intellectual property matters or licenses granted to or by the Company contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

e.	To our knowledge: (a) the license agreement dated February 14, 2005 between the Company and Vertex Pharmaceuticals Incorporated (“Vertex”) describes the details of all agreements and arrangements between the Company and Vertex with respect to AVN944, (b) such license agreement is in effect and (c) there has been no notice given by a party to such agreement that the other party thereto is in breach thereof. To our knowledge, such license agreement is a valid, binding agreement enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by insolvency, bankruptcy, or other laws affecting the rights and remedies of creditors or the application of equitable principles.

EXHIBIT B
FORM OF LOCK-UP LETTER
W.R. Hambrecht + Co., LLC
420 Lexington Avenue
Suite 1825
New York, New York 10170
Re: Avalon Pharmaceuticals, Inc. ( the “Company”)
Ladies & Gentlemen:
     The undersigned is an owner of record or beneficially of certain shares of beneficial interest of the Company (“Shares”) or securities convertible into or exchangeable or exercisable for Shares (collectively, “Securities”). The Company proposes to carry out a public offering of shares of the Company’s common stock (the “Offering”) for which you will act as the underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement (this “Agreement”) in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.
     In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation, or other entity under the undersigned’s control, and any trustee of any trust that holds Securities for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of W.R. Hambrecht + Co., LLC (“Hambrecht”) (which consent may be withheld in their sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), loan, pledge, transfer, hypothecate, encumber, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of, or grant any rights with respect to, any Shares, options or warrants to acquire Shares, or Securities currently or hereafter owned either of record or beneficially (as defined in Rules 13d-3 and 16a-1(a) under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing (i) in respect of any Securities acquired by the undersigned following the effective date of the registration statement filed with the Securities and Exchange Commission for the Offering, through the close of trading on the date 90 days after the date of the final prospectus with respect to the Offering (the “90-Day Lock-up Period”) and (ii) in all other cases, through the close of trading on the date 180 days after the date of the final prospectus with respect to the Offering (the “180-Day Lock-up Period,” and together with the 90-Day Lock-up Period, the “Applicable Lock-up Period”); provided, however, that if the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Applicable Lock-up Period or if during the period that begins on the date that is 15 days before the last day of the Applicable Lock-up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, Hambrecht may, in its sole discretion, extend the Applicable Lock-up Period with respect to the Securities subject thereto upon notice to the Company for a period of no more than 20 additional days. The foregoing restrictions have been expressly agreed to by the undersigned so as to preclude the undersigned (or such spouse, family member or trustee) from engaging in any swap, hedging or other transaction or arrangement that is designed to or reasonably expected to lead to or result in a disposition of Securities during the Applicable Lock-up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. The foregoing shall not apply to bona fide gifts by the undersigned, provided that (1) each resulting transferee of Securities executes and delivers to Hambrecht an agreement satisfactory to Hambrecht certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (2) to the extent any interest in the Securities is retained by the undersigned (or such spouse or family member), the Securities shall remain subject to the restrictions contained in this Agreement, provided that any Shares shall be subject to the restrictions contained in this Agreement.
     The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Securities held by the undersigned or such spouse or family member as described herein except in compliance with this Agreement (and the placement of legends on such Securities to this effect).
     This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. If the registration statement for the Offering is not declared effective by April 1, 2006, this Agreement shall terminate and be of no further force and effect.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law rules.

Dated:

By:

Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)